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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 10, 1998


                             FIRSTMERIT CORPORATION
             (Exact name of registrant as specified in its charter)


         OHIO                             0-10161              34-1339938
(State or other jurisdiction of          (Commission          (IRS employer
incorporation or organization)          file number)      identification number)


  III CASCADE PLAZA, 7TH FLOOR   AKRON, OHIO  44308            (330) 384-8000
(Address of Principal Executive Offices)  (Zip Code)         (Telephone Number)







                                    Copy to:

                                KEVIN C. O'NEIL
                                BROUSE & MCDOWELL
                            500 First National Tower
                             Akron, Ohio 44308-1471
                    (330) 434-5207 E-Mail: KONeil@Brouse.Com


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

MERGER AGREEMENT WITH SIGNAL CORP.

        On August 10, 1998, Signal Corp ("Signal"), an Ohio corporation, and FirstMerit Corporation ("FirstMerit"), an Ohio corporation, entered into an Agreement of Affiliation and Plan of Merger ("Agreement"), pursuant to which Signal will merge with and into FirstMerit through a tax-free, stock-for-stock exchange, with FirstMerit as the surviving corporation ("Merger"). Under the terms of the Agreement, upon consummation of the Merger all shares of Signal common stock issued and outstanding immediately prior to the Effective Time
(as defined in the Agreement) of the Merger shall be converted into the right to receive 1.32 shares of FirstMerit common stock, and all shares of Signal preferred stock will convert into an equivalent class of FirstMerit preferred stock. Based on the closing price of FirstMerit's common stock on August 10, 1998 of $28.19 per share, the value of the transaction on such date was approximately $470 million. On August 10, 1998, Signal and FirstMerit issued a joint press release announcing the Merger, a copy of which is included as
Exhibit 99(a) hereto and incorporated by reference herein.

        The Merger, which would be accounted for as a pooling of interests, is expected to close in the first quarter of 1999.

        The Agreement has been approved by the boards of directors of both companies. Consummation of the Merger is subject to certain customary conditions, including, among others, the adoption of the Agreement by the Signal and FirstMerit shareholders and receipt of regulatory approvals. Certain of the shareholders of Signal have agreed to vote for the proposed Merger.

        The preceding description of the Agreement is qualified in its entirety by reference to the copy of the Agreement included as Exhibit 2.1 hereto, and which is incorporated by reference herein.

        Signal and FirstMerit also entered into a Stock Purchase Option dated as of August 11, 1998 (the "Signal Stock Option"). Under the Signal Stock Option, FirstMerit was granted an irrevocable option to purchase, under certain circumstances, up to 19.9 percent of Signal common stock at $28 per share. The number of shares and the purchase price are subject to adjustment as described in the Signal Stock Option. Under certain circumstances, Signal may be required to repurchase the Signal Stock Option or the shares acquired pursuant to the exercise thereof. The Signal Stock Option was granted by Signal as an inducement to FirstMerit to enter into the Agreement.

        The preceding description of the Signal Stock Option is qualified in its entirety by reference to the copy of the Signal Stock Option included as Exhibit
2.2 hereto, and which is incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c) Exhibits

         2(a)     Agreement of Affiliation and Plan of Merger dated August 10,
                  1998 by and between FirstMerit Corporation and Signal Corp
         2(b)     Signal Corp Stock Purchase Option dated August 11, 1998

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         99       Text of Press Release dated August 11, 1998 issued
                  by FirstMerit Corporation

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FIRSTMERIT CORPORATION


Dated:  August 18, 1998                      By: /s/ Terry E. Patton
                                                 -----------------------------
                                                 Terry E. Patton, Secretary








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                             FIRSTMERIT CORPORATION
                           CURRENT REPORT ON FORM 8-K


                                INDEX OF EXHIBITS


                  EXHIBIT

                  2(a) Agreement of Affiliation and Plan of Merger dated August 10, 1998 by and between FirstMerit Corporation and Signal Corp
                  2(b)     Signal Corp Stock Purchase Option dated August 11,
                           1998
                  99 Text of Press Release dated August 11, 1998 issued by FirstMerit Corporation